________________________________________________________________________________




                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT
                 ______________________________________________

________________________________________________________________________________


     The Administrative Services Agreement dated November 8, 2000 by and between THE DREYFUS CORPORATION and NATIONAL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

     Schedule A to the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

     All other terms and provisions of the Agreement not amended shall hereby remain in full force and effect.

Effective date: May 1, 2004


NATIONAL LIFE INSURANCE COMPANY


By:    /s/ Elizabeth MacGowan
       ___________________________


Name:  Elizabeth MacGowan
       ___________________________


Title: Vice President
       ___________________________


THE DREYFUS CORPORATION


By:    /s/ William H. Maresca
       ___________________________


Name:  William H. Maresca
       ___________________________


Title: Controller
       ___________________________

________________________________________________________________________________




                                   SCHEDULE A

________________________________________________________________________________

                           LIST OF PARTICIPATING FUNDS

Fund Name                          Share Class     Fee at an Annual Rate as a
_________                          ___________     Percentage of the Average
                                                   Daily Net Asset Value of Fund
                                                   Shares (held on Behalf of
                                                   Client Customers)

Dreyfus Variable Investment Fund
  - Appreciation Portfolio         Initial Shares  .20%
  - Developing Leaders Portfolio   Initial Shares  .20%
  - Quality Bond Portfolio         Initial Shares  .20%

The Dreyfus Socially Responsible
Growth Fund, Inc.                  Initial Shares  .20%

                        ADMINISTRATIVE SERVICES AGREEMENT
                        _________________________________


     AGREEMENT effective as of the 8th day of November, 2000 by and between THE DREYFUS CORPORATION ("Dreyfus"), a New York corporation; NATIONAL LIFE INSURANCE COMPANY ("Client"), a Vermont corporation.

WITNESSETH:

WHEREAS, each of the investment companies listed on Schedule A hereto as such Schedule may be amended from time to time (collectively the "Dreyfus Funds," each a "Fund") are investment companies registered under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS, Client has entered into a Fund Participation Agreement (the "Participation Agreement") with each of the Dreyfus Funds listed on Schedule A hereto; and

WHEREAS, Dreyfus provides investment advisory and/or administrative services to the Dreyfus Funds; and

WHEREAS, Dreyfus Services Corporation ("DSC") is the distributor for the Dreyfus Funds; and

WHEREAS, the parties hereto have agreed to arrange separately for the performance of sub-accounting services for those owners of Client's variable life or variable annuity contracts which allocate their investments to subaccounts that correspond with the Client's purchase of shares of the Dreyfus Funds; and

WHEREAS, Dreyfus desires Client to perform such services and Client is willing and able to furnish such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto severally agrees as follows:


1. Client agrees to perform the administrative services specified in Exhibit A hereto (the "Administrative Services") for the benefit of Client's contract owners ("Client Customers") who allocate their investments to subaccounts of variable life and/or annuity contracts that correspond with the certain Dreyfus Funds. Client will purchase Dreyfus Fund shares for such subaccounts of the separate accounts that fund certain variable annuity and/or variable life contracts. The shares will be held in these separate accounts and be referred to as the "Master Account."

2. Client represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the Administrative Services. Upon the request of Dreyfus or its representatives, Client shall provide copies (at Dreyfus's expense) of all the historical records relating to transactions by Client Customers in the investment divisions which correspond with shares of the Dreyfus Funds purchased through the Master Account, and written communications regarding the Fund(s) to or from such Customers and other materials, in each case as may reasonably be requested to enable Dreyfus or its representatives, including without limitation its auditors, legal counsel or distributor, to monitor and review the Administrative Services, or to comply with any request of the board of directors, or trustees or general partners (collectively, the "Directors") of any Fund or of a governmental body, self-regulatory organization or a shareholder. Client agrees that it will permit Dreyfus, the Dreyfus Funds or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services.

3. Client may, with the consent of Dreyfus, contract with or establish relationships with other parties for the provision of the Administrative Services or other activities of Client required by the Agreement, provided that Client shall be fully responsible for the acts and omissions of such other parties.

4. Client hereby agrees to notify Dreyfus promptly if for any reason it is unable to perform fully and promptly any of its obligations under this Agreement.

5. Client represents and warrants that it will only purchase shares of the Dreyfus Funds for the purpose of funding the subaccounts of its separate accounts. Client represents and warrants that it will not vote such Dreyfus Fund shares registered in its name or the name of its separate accounts on its own behalf (so long as the SEC requires pass-through voting.) Client further represents that it is not registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any applicable state securities laws nor as a transfer agent under the 1934 Act nor is it required to be so registered to enter into or perform the Administrative Services contemplated under this Agreement.

6. The provisions of the Agreement shall in no way limit the authority of Dreyfus, or any Dreyfus Fund or DSC to take such action as any of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any of such Funds and/or sale of its shares.

7. In consideration of the performance of the Administrative Services by Client, Dreyfus agrees to pay Client a monthly fee at an annual rate which shall equal the percentage value, as set forth in Exhibit A, of each Fund's average daily net assets maintained in the Master Account for Client Customers. Payment shall be made within 30 days following the end of each month.

8. Client shall indemnify and hold harmless the Dreyfus Funds, The Dreyfus Corporation, DSC, and each of their respective officers, directors, employees and agents from and against any and all losses, claims, damages, expenses, or liabilities that any one or more of them may incur, including without limitation reasonable attorneys' fees, expenses and costs arising out of or related to the performance or non-performance of Client of its responsibilities under this Agreement.

9. This Agreement may be terminated without penalty at any time by Client or by Dreyfus as to all of the Dreyfus Funds collectively, upon 180 days written notice to the other party. The provisions of paragraph 2 and paragraph 8 shall continue in full force and effect after termination of this Agreement. Notwithstanding the foregoing, this Agreement shall not require Client to preserve any records (in any medium or format) relating to this Agreement beyond the time periods otherwise required by the laws to which Client or the Dreyfus Funds are subject provided that such records shall be offered to the Dreyfus Funds in the event Client decides to no longer preserve such records following such time periods.

10. After the date of any termination of this Agreement in accordance with paragraph 9, no fee will be due with respect to any amounts first placed in the Master Account for Client Customers after the date of such termination. However, notwithstanding any such termination, Dreyfus will remain obligated to pay Client the fee specified in paragraph 7 with respect to the value of each Fund's average daily net assets maintained in the Master Account as of the date of such termination, for so long as such amounts are held in the Master Account and Client continues to provide the Administrative Services with respect to such amounts in conformity with this Agreement. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to amounts for which a fee continues to be due subsequent to such termination.

11. Dreyfus may add to the Dreyfus Funds any other investment company for which Dreyfus serves as investment adviser or administrator by giving written notice to Client that it has elected to do so.

12. Client understands and agrees that the obligations of Dreyfus under this Agreement are not binding upon any of the Dreyfus Funds, upon any of their Board members or upon any shareholder of any of the Funds.

13. It is understood and agreed that in performing the services under this Agreement Client, acting in its capacity described herein, shall at no time be acting as an agent for Dreyfus, or DSC or any of the Dreyfus Funds. Client agrees, and agrees to cause its agents, not to make any representations concerning a Fund except those contained in the Fund's then-current prospectus or in current sales literature furnished by the Fund, Dreyfus or DSC to Client.

14. This Agreement, including the provisions set forth herein in paragraph 7, may only be amended pursuant to a written instrument signed by the party to be charged. This Agreement may not be assigned by a party hereto, by operation of law or otherwise, without the prior, written consent of the other party.

15. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

16. This Agreement, including its Exhibit and Schedule, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous agreements and documents with respect to such matters.


IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


NATIONAL LIFE INSURANCE COMPANY


By: /s/ Eileen von Gal
    _______________________________

    Authorized Signatory


  Eileen von Gal, Vice President
___________________________________

Print or Type Name


THE DREYFUS CORPORATION


By: /s/ William Maresca
    _______________________________

    Authorized Signatory


          William Maresca
___________________________________

Print or Type Name

                                   SCHEDULE A


Fee       Fund Name

20 bp     The Dreyfus Socially Responsible Growth Fund, Inc.

                                   EXHIBIT A


Pursuant to the Agreement by and among the parties hereto, Client shall perform the following Administrative Services:

1. Maintain separate records for each Client Customer, which records shall reflect units purchased and redeemed and unit values of the investment divisions which correspond with shares of the Dreyfus Funds purchased by Client's separate account. Client shall also maintain records of the Client's separate account which reflect the total shares purchased and redeemed and the Client's separate account's share balance. Client shall maintain the Master Account with the transfer agent of the Fund on behalf of the Client's separate account and such Master Account shall be in the name of Client or the separate account as the record owner of the shares.

2. For each Fund, disburse or credit to Client Customers all proceeds of redemptions of shares of the Fund and all dividends and other distributions not reinvested in shares of the Fund.

3. Prepare and transmit to Client Customers periodic account statements showing the total number of shares owned by the Customer as of the statement closing date, purchases and redemptions of Fund shares by the Customer during the period covered by the statement, and the dividends and other distributions paid to the Customer during the statement period (whether paid in cash or reinvested in Fund shares).

4. Transmit to Client Customers proxy materials and reports and other information received by Client from any of the Funds and required to be sent to shareholders under the federal securities laws and, upon request of the Fund's transfer agent, transmit to Client Customers material fund communications deemed by the Fund, through its Board of Directors or other similar governing body, to be necessary and proper for receipt by all fund beneficial shareholders.

5. Transmit to the Fund's transfer agent purchase and redemption orders on behalf of Client Customers.

                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT
                 ______________________________________________


     The Administrative Services Agreement dated November 8, 2000 by and between THE DREYFUS CORPORATION and NATIONAL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

     Schedule A to the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

     All other terms and provisions of the Agreement not amended shall hereby remain in full force and effect.

Effective date: May 1, 2004


NATIONAL LIFE INSURANCE COMPANY


By:    /s/ Elizabeth MacGowan
       ___________________________


Name:  Elizabeth MacGowan
       ___________________________


Title: Vice President
       ___________________________


THE DREYFUS CORPORATION


By:    /s/ William H. Maresca
       ___________________________


Name:  William H. Maresca
       ___________________________


Title: Controller
       ___________________________

                                   SCHEDULE A

                           LIST OF PARTICIPATING FUNDS

Fund Name                          Share Class     Fee at an Annual Rate as a
_________                          ___________     Percentage of the Average
                                                   Daily Net Asset Value of Fund
                                                   Shares (held on Behalf of
                                                   Client Customers)

Dreyfus Variable Investment Fund
  - Appreciation Portfolio         Initial Shares  .20%
  - Developing Leaders Portfolio   Initial Shares  .20%
  - Quality Bond Portfolio         Initial Shares  .20%

The Dreyfus Socially Responsible
Growth Fund, Inc.                  Initial Shares  .20%


                                       2